As filed with the Securities and Exchange Commission on June 1, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PLURI INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	98-0351734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

MATAM Advanced Technology Park,
Building No. 5, Haifa, Israel 3508409
Telephone: 011 972 74 710 8759

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal
Executive Offices)

Nevada Agency and Transfer Company

50 West Liberty Street, Suite 880

Reno, NV 89501

Telephone: (775) 322-0626

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Oded Har-Even, Esq.

Howard E. Berkenblit, Esq.

Ron Ben-Bassat, Esq.

Sullivan & Worcester LLP

1633 Broadway

New York, NY 10019

Telephone: (212) 660-5000

Facsimile: (212) 660-3001

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market and other conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☒	Smaller reporting company:	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated June 1, 2023

PROSPECTUS

Up to 16,311,800 Common Shares

The selling shareholders identified in this prospectus may offer from time to time up to 16,311,800 of our common shares, $0.0001 par value per share, or our Common Shares, consisting of (i) 8,155,900 Common Shares; and (ii) warrants to purchase up to an aggregate of 8,155,900 Common Shares.

Between December 13, 2022 and December 27, 2022, we entered into a series of securities purchase agreements in a private placement offering, or the Private Placement, with several purchasers for an aggregate of 8,155,900 Common Shares and warrants to purchase an aggregate of 8,155,900 Common Shares. The Common Shares being registered were sold to the investors in the Private Placement.

This prospectus describes the general manner in which the shares may be offered and sold by the selling shareholders. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus.

We will not receive any proceeds from the sale of the shares by the selling shareholders, however we will receive cash proceeds equal to the total exercise price of warrants that are exercised for cash, or approximately $8,469,323 based on an average exercise price of $1.05 per share, if all warrants are exercised. See “Use of Proceeds.” We will pay the expenses of registering these shares. The selling shareholders may sell all or a portion of the shares from time to time in market transactions through any market on which our shares are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution.”

Our Common Shares are traded on the Nasdaq Global Market under the symbol “PLUR.”

Investing in our Common Shares involves risks. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June       , 2023.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference, or to which we have referred you. Neither we nor the selling shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the Common Shares offered by this prospectus and any prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

Neither the delivery of this prospectus nor any distribution of Common Shares pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

When used herein, unless the context requires otherwise, references to the “Company,” “we,” “our” and “us” refer to Pluri Inc. and our wholly owned subsidiaries, Pluri Biotech Ltd. and Pluristem GmbH, and our subsidiary Ever After Ltd. (formerly Plurinuva Ltd.), unless otherwise indicated or as otherwise required by the context.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

i

ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the selling shareholders identified in this prospectus may offer from time to time up to 16,311,800 of our Common Shares consisting of (i) 8,155,900 Common Shares; and (ii) warrants to purchase up to an aggregate of 8,155,900 Common Shares. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our Common Shares. Before you decide to invest in our Common Shares, you should read the entire prospectus carefully, including the “Risk Factors” section, and the financial statements and related notes thereto and the other information incorporated by reference herein.

Our Company

We are a biotechnology company with an advanced cell-based technology platform. We have developed a unique three-dimensional, or 3D, technology platform for cell expansion with an industrial scale in-house Good Manufacturing Practice, or GMP, cell manufacturing facility. We are utilizing our technology in the field of regenerative medicine and food tech and plan to utilize it in other industries and verticals that have a need for our mass scale and cost-effective cell expansion platform.

We use our advanced cell-based technology platform in the field of regenerative medicine to develop placenta-based cell therapy product candidates for the treatment of inflammatory, muscle injuries and hematologic conditions. Our placental expanded, or PLX, cells are adherent stromal cells that are expanded using our 3D platform.  Our PLX cells can be administered to patients off-the-shelf, without blood or tissue matching or additional manipulation prior to administration. PLX cells are believed to release a range of therapeutic proteins in response to the patient’s condition.

Our operations are focused on the research, development and manufacturing of cells and cell-based products, conducting clinical studies and the business development of cell therapeutics and cell-based technologies, such as our collaboration with Tnuva Food Industries – Agricultural Cooperative in Israel Ltd., through its fully owned subsidiary, Tnuva Food-Tech Incubator (2019), Limited Partnership, or Tnuva, to use our technology to establish a cultivated food platform and the recent collaboration agreement we signed with a leading European manufacturer of active pharmaceutical ingredients, or APIs, to use our expansion technology, which aims to revolutionize the production of biologics by enabling a cost-effective, sustainable and cruelty-free ingredient.

We expect to demonstrate a real-world impact and value from our cell-based technology platform, our current PLX pipeline and from other cell-based product candidates that may be developed based on our platform. Our business model for commercialization and revenue generation includes, but is not limited to, licensing deals, joint ventures, partnerships, joint development agreements and direct sale of our products.

In the pharmaceutical area, we have focused on a number of indications utilizing our product candidates, including, but not limited to, muscle recovery following surgery for hip fracture, incomplete recovery following bone marrow transplantation, critical limb ischemia, Chronic Graft versus Host Disease and a potential treatment for Acute Radiation Syndrome. Some of these studies have been completed while others are still ongoing. We believe that each of these indications is a severe unmet medical need.

In April 2023, we unveiled a breakthrough in cell manufacturing that potentially solves one of the biggest hurdles facing cell-based industries: cost-effective, industrial scale cell manufacturing. PluriMatrix, built upon our platform 3D cell expansion technology, significantly scales high-quality cell production, potentially having a catalytic impact across numerous industries that require mass-scale cell production including pharma, biologics, foodtech and agri-tech.PluriMatrix is also used by our majority-owned subsidiary Ever After Ltd. (formerly Plurinuva Ltd.), to produce cultivated meat.

Food Tech

On February 24, 2022, we announced the closing of the joint venture pursuant to joint venture agreement, or the Joint Venture Agreement, with Tnuva through our subsidiary, Pluri Biotech Ltd. Under the Joint Venture Agreement, we established a new company, Ever After Ltd. (formerly Plurinuva Ltd.) with the purpose of developing cultivated meat products of all types and kinds.

In December 2022, we reported that our joint venture successfully completed proof of concept in its development of cultivated meat based on our cell-based technology platform.

Corporate Information

Our address is MATAM Advanced Technology Park, Building No. 5, Haifa, Israel 3508409 and our telephone number is 011 972 74 710 7171. Our corporate website is: www.pluri-biotech.com. The content of our website shall not be deemed incorporated by reference in this prospectus.

ABOUT THIS OFFERING

This prospectus relates to the resale by the selling shareholders identified in this prospectus may offer from time to time up to 16,311,800 of our Common Shares consisting of (i) 8,155,900 Common Shares; and (ii) warrants to purchase up to an aggregate of 8,155,900 Common Shares. The selling shareholders may sell their Common Shares from time to time at prevailing market prices.

Common Shares Offered:	Up to 16,311,800 of our Common Shares consisting of (i) 8,155,900 Common Shares; and (ii) warrants to purchase up to an aggregate of 8,155,900 Common Shares.

Common Shares Outstanding at May 26, 2023:	41,120,943

Use of Proceeds	We will not receive any proceeds from the sale of the 8,155,900 Common Shares subject to resale by the selling shareholders under this prospectus, however we will receive cash proceeds equal to the total exercise price of warrants that are exercised for cash, or approximately $8,469,323 based on an average exercise price of $1.05 per share, if all warrants are exercised. See “Use of Proceeds.”

Risk Factors:	An investment in the Common Shares offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section and other information in this prospectus for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Symbol	Our Common Shares are listed on the Nasdaq Global Market under the symbol “PLUR.”

Unless we indicate otherwise, all information in this prospectus supplement is based on 41,120,943 of our Common Shares outstanding as of May 26, 2023, and excludes:

●	33,645 Common Shares issuable upon exercise of outstanding stock options under our Amended and Restated 2005 Equity Incentive Plan at a weighted average exercise price of $0.00001; 865,971 Common Shares issuable upon exercise of outstanding stock options under our Amended and Restated 2016 Equity Incentive Plan at a weighted average exercise price of $1.40, 1,000,000 of our Common Shares issuable upon exercise of outstanding stock options under our 2019 Equity Incentive Plan at a weighted average exercise price of $2.34;

●	10,574,366 of our Common Shares issuable upon exercise of outstanding warrants at a weighted average exercise price of $2.4 per share; and

●	1,802,151 of our restricted stock, or RS, and restricted stock units, or RSUs, issuable upon vesting of outstanding RSs and RSUs.

RISK FACTORS

An investment in our Common Shares involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022, our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2022 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, as well as all of the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, before you decide to invest in our Common Shares. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our Common Shares could decline as a result of any of these risks. You could lose all or part of your investment in our Common Shares. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, regarding our business, clinical trials, financial condition, expenditures, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “planned expenditures,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this prospectus, any prospectus supplement and the documents we incorporate by reference. Additionally, statements concerning future matters are forward-looking statements.

Although forward-looking statements in this prospectus, any prospectus supplement and the documents we incorporate by reference reflect the good faith judgment of our management, such statements can only be based on facts and factors known by us as of such date. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” herein and in the documents we incorporate by reference, as well as those discussed elsewhere in this prospectus and any prospectus supplement. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, any prospectus supplement or the respective documents incorporated by reference, as applicable. Except as required by law, we undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, any prospectus supplement and the documents incorporated by reference, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the 16,311,800 Common Shares subject to resale by the selling shareholders under this prospectus, however we will receive cash proceeds equal to the total exercise price of warrants that are exercised for cash, or approximately $8,469,323 based on an average exercise price of $1.05 per share, if all warrants are exercised. We will incur all costs associated with the preparation and filing of the registration statement of which this prospectus is a part. Brokerage fees, commissions and similar expenses, if any, attributable to the sale of shares offered hereby will be borne by the applicable selling shareholders.

SELLING SHAREHOLDERS

The Common Shares being offered by the selling shareholders listed below (or their successors and assigns) were issued pursuant to a private placement transaction. Between December 13, 2022 and December 27, 2022, we entered into a series of securities purchase agreements with several purchasers for an aggregate of 8,155,900 Common Shares and warrants to purchase up to 8,155,900 Common Shares. On December 13, 2022, we executed securities purchase agreements to sell, at a purchase price of $1.03 per share, up to 5,579,883 Common Shares and warrants to purchase up to 5,579,833 Common Shares, with an exercise price of $1.03 per share and a term of three years. On December 14, 2022, we executed securities purchase agreements to sell, at a purchase price of $1.05 per share, up to 2,068,517 Common Shares and warrants to purchase up to 2,068,517 Common Shares, with an exercise price of $1.05 per share and a term of three years. On December 15, 2022, we executed securities purchase agreements to sell, at a purchase price of $1.06 per share, up to 237,500 Common Shares and warrants to purchase up to 237,500 Common Shares, with an exercise price of $1.06 per share and a term of three years. On December 19, 2022, we executed a securities purchase agreement to sell, at a purchase price of $1.09 per share, up to 135,000 Common Shares and warrants to purchase up to 135,000 Common Shares, with an exercise price of $1.09 per share and a term of three years. On December 27, 2022, we executed a securities purchase agreement to sell, at a purchase price of $1.12 per share, up to 135,000 Common Shares and warrants to purchase up to 135,000 Common Shares, with an exercise price of $1.12 per share and a term of three years. The Warrants sold in the December 2022 Private Placement were initially exercisable upon the later of six months from their issuance date, or until we increase our authorized shares. At our annual meeting held on April 27, 2023, our shareholders approved an increase to our authorized shares. Following the various closings, we issued 8,155,900 Common Shares and warrants and received an aggregate gross proceeds of $8,469,323, before the deduction of certain offering expenses.

The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

To the extent a selling shareholder is an affiliate of broker-dealers and any participating broker-dealers are deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any commissions or discounts given to any such selling shareholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.

The term “selling shareholder” also includes any transferees, pledgees, donees, or other successors in interest to the selling shareholder named in the table below. Unless otherwise indicated, to our knowledge, the person named in the table below has sole voting and investment power (subject to applicable community property laws) with respect to the Common Shares set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling shareholder who are able to use this prospectus to resell the Common Shares registered hereby.

	Number of Common Shares Owned Prior to Offering(1)		Maximum Number of Common Shares to be Offered Pursuant to this Prospectus			Number of Common Shares Owned Immediately After Sale of Maximum Number of Common Shares in this Offering
Name of Selling Shareholders	Number	Percent	Number		Percent	Number(1)(2)	Percent(1)(2)
Carmel Argaman Ltd.	582,524	1.4%	582,524	(3)	1.4%	-	-
Radian Trading Services and Investment Ltd.	236,000	*	236,000	(4)	*	-	-
Shayna LP	7,199,242	16.1%	7,199,242	(5)	16.1%	-	-
Regal Funds LP (and David Slager)	2,805,049	6.7%	972,000	(6)	2.3%	1,833,049	4.5%
Shaul Maor	2,393,835	5.7	2,280,000	(7)	5.4%	113,835	*
Ari Yanay Ltd.	840,693	2%	440,000	(8)	1.1%	400,693	*
Gidurim Fund	560,000	1.4%	560,000	(9)	1.4%	-	-
Clover Alpha LP	1,955,034	4.6%	1,955,034	(10)	4.6%	-	-
Dvori Ram	401,761	*	382,000	(11)	*	19,761	*
Lili Shasha	545,000	1.3%	545,000	(12)	1.3%	-	-
Shlomo Ben David	200,000	*	200,000	(13)	*	-	-
Orcom Strategies	690,000	1.7%	690,000	(14)	1.7%	-	-
Clover Wolf	270,000	*	270,000	(15)	*	-	-
Total	18,679,138		16,311,800			2,367,338

*	less than 1%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Common Shares subject to warrants currently exercisable, or exercisable within 60 days of May 26, 2023, are counted as outstanding for computing the percentage of the selling shareholder holding such options or warrants but are not counted as outstanding for computing the percentage of any other selling shareholder. Notwithstanding the foregoing, certain selling shareholder may not have voting or investment power over such shares, and therefore may not beneficially own such shares, due to their inability to exercise warrants as a result of certain contractual beneficial ownership limitations contained therein.

(2)	Assumes all of the Common Shares offered are sold. Percentage ownership is based on 41,120,943 Common Shares issued and outstanding on May 26, 2023.

(3)	Consists of 291,262 Common Shares and 291,262 Common Shares issuable upon the exercises of warrants currently exercisable, or exercisable within 60 days of this prospectus.

(4)	Consists of 118,000 Common Shares and 118,000 Common Shares issuable upon the exercises of warrants currently exercisable, or exercisable within 60 days of ths prospectus.

(5)	Consists of 3,599,621 Common Shares and 3,599,621 Common Shares issuable upon the exercises of warrants currently exercisable, or exercisable within 60 days of ths prospectus.

(6)	Consists of 486,000 Common Shares and 486,000 Common Shares issuable upon the exercises of warrants currently exercisable, or exercisable within 60 days of ths prospectus.

(7)	Consists of 1,140,000 Common Shares and 1,140,000 Common Shares issuable upon the exercises of warrants currently exercisable, or exercisable within 60 days of ths prospectus.

(8)	Consists of 220,000 Common Shares and 220,000 Common Shares issuable upon the exercises of warrants currently exercisable, or exercisable within 60 days of ths prospectus.

(9)	Consists of 280,000 Common Shares and 280,000 Common Shares issuable upon the exercises of warrants currently exercisable, or exercisable within 60 days of ths prospectus.

(10)	Consists of 977,517 Common Shares and 977,517 Common Shares issuable upon the exercises of warrants currently exercisable, or exercisable within 60 days of ths prospectus.

(11)	Consists of 191,000 Common Shares and 191,000 Common Shares issuable upon the exercises of warrants currently exercisable, or exercisable within 60 days of ths prospectus.

(12)	Consists of 272,500 Common Shares and 272,500 Common Shares issuable upon the exercises of warrants currently exercisable, or exercisable within 60 days of ths prospectus.

(13)	Consists of 100,000 Common Shares and 100,000 Common Shares issuable upon the exercises of warrants currently exercisable, or exercisable within 60 days of ths prospectus.

(14)	Consists of 345,000 Common Shares and 345,000 Common Shares issuable upon the exercises of warrants currently exercisable, or exercisable within 60 days of ths prospectus.

(15)	Consists of 135,000 Common Shares and 135,000 Common Shares issuable upon the exercises of warrants currently exercisable, or exercisable within 60 days of ths prospectus.

We may require the selling shareholders to suspend the sales of the Common Shares offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Information concerning additional selling shareholders not identified in this prospectus will be set forth in prospectus supplements from time to time, if and as required. Information concerning the selling shareholder may change from time to time and any changed information will be set forth in prospectus supplements if and when necessary.

PLAN OF DISTRIBUTION

The selling shareholders, and their pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, some or all of the Common Shares, or the securities, covered by this prospectus. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

●	in the Nasdaq Global Market;

●	in privately negotiated transactions;

●	through broker-dealers, who may act as agents or principals;

●	through one or more underwriters on a firm commitment or best-efforts basis;

●	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	directly to one or more purchasers;

●	through agents; or

●	in any combination of the above.

In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

●	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

●	ordinary brokerage transactions; or

●	transactions in which the broker-dealer solicits purchasers on a best efforts basis.

To our knowledge, the selling shareholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the securities covered by this prospectus. At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus.

LEGAL MATTERS

Sullivan & Worcester LLP, New York, New York, has passed upon the validity of the Common Shares that may be offered hereby.

EXPERTS

The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended June 30, 2022 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Exchange Act and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available at the website of the SEC referred to below. We also make available on our website under “Investors/Filings,” free of charge, our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC. Our website address is https://pluri-biotech.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to the Common Shares offered hereby.

We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to our Common Shares offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

The SEC maintains a website that contains reports and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the year ended June 30, 2022 filed with the SEC on September 21, 2022;

(2)	Our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2022, December 31, 2022 and March 31, 2023, as filed with the SEC on November 10, 2022, February 13, 2023 and May 9, 2023, respectively;

(3)	Our Current Reports on Form 8-K filed with the SEC on July 13, 2022, July 25, 2022, September 29, 2022, October 13, 2022, December 19, 2022, December 28, 2022, January 24, 2023, February 6, 2023, April 25, 2023 and April 27, 2023; and

(4)	The description of the Company’s Common Shares contained in the Registration Statement on Form 8-A filed with the Commission on December 10, 2007, under the Exchange Act, including any amendment or report filed or to be filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and (2) until all of the Common Shares to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus supplement. To request a copy of any or all of these documents, you should write or telephone us at MATAM Advanced Technology Park, Building No. 5, Haifa, 3508409, Israel, Attention: Chen Franco-Yehuda.

UP TO 16,311,800 COMMON SHARES

PROSPECTUS

      , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of approximate expenses to be incurred by us in connection with the distribution of the Common Shares registered under this registration statement:

Amount
Registration fee under Securities Act of 1933	$2,200
Legal fees and expenses	$75,000
Accountant’s fees and expenses	$3,000
Miscellaneous fees and expenses	$360,500
Total	$440,700

Item 15. Indemnification of Directors and Officers.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation provide that we shall indemnify our officers, directors, employees and agents to the fullest extent permitted by the laws of the State of Nevada.  In addition, our Articles of Incorporation provide that a director or officer of the company shall not be personally liable to the company or our shareholders for damages for breach of fiduciary duty as a director or officer, but such statement shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of the provisions described in this paragraph by shareholders of the company will be prospective only, and will not adversely affect any limitation on the personal liability of a director or officer of the company for acts or omissions prior to such repeal or modification.

Further, our Articles of Incorporation provide that every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the company, or who is serving at the request of the company as a director or officer of another company, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification will be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the company as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the company. Such right of indemnification will not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise, as well as their rights under this paragraph above.

We entered into indemnification agreements with our directors and officers pursuant to which we agreed to indemnify each director and officer for any liability he or she may incur by reason of the fact that he or she serves as our director or officer, to the maximum extent permitted by law.

We have obtained directors and officers insurance for the benefit of our directors and officers.

Item 16. Exhibits.

Exhibit No.	Description
4.1^	Form of Warrant (incorporated by reference to Exhibit 4.1 of our current report on Form 8-K filed on December 19, 2022)
10.1^	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.2 of our current report on Form 8-K filed on December 19, 2022)
5.1*	Opinion of Sullivan & Worcester LLP
23.1*	Consent of Kesselman & Kesselman, Independent Registered Public Accounting Firm
23.2*	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included in the signature page to this registration statement)
107*	Filing Fee Table

*	Filed herewith
^	Previously filed

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(A) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(B) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(C) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(D) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Haifa, Israel on the 1st day of June 2023.

PLURI INC.

By:	/s/ Yaky Yanay
	Name:	Yaky Yanay
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that we, the undersigned officers and directors of Pluri Inc., a Nevada corporation, do hereby constitute and appoint Yaky Yanay and Chen Franco-Yehuda, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Yaky Yanay	Chief Executive Officer, President and Director	June 1, 2023
Yaky Yanay	(Principal Executive Officer)

/s/ Chen Franco-Yehuda	Chief Financial Officer	June 1, 2023
Chen Franco-Yehuda	(Principal Financial and Accounting Officer)

/s/ Zami Aberman	Chairman of the Board of Directors	June 1, 2023
Zami Aberman

/s/ Doron Birger	Director	June 1, 2023
Doron Birger

/s/ Rami Levi	Director	June 1, 2023
Rami Levi

/s/ Maital Shemesh-Rasmussen	Director	June 1, 2023
Maital Shemesh-Rasmussen

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